th Floor

111 S. Calvert Street 27th Floor Baltimore, MD 21202-6174 Tel 410.528.5600 Fax 410.528.5650 www.ballardspahr.com	Exhibit 5.1

April 13, 2023

Ares Industrial Real Estate Income Trust Inc.

One Tabor Center

1200 Seventeenth Street, Suite 2900

Denver, Colorado 80202

Re:Registration Statement on Form S-11 (File No. 333-255376)

Ladies and Gentlemen:

We have served as Maryland counsel to Ares Industrial Real Estate Income Trust Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of $5,000,000,000 in shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, consisting of Class T Common Shares (“Class T Shares”), Class D Common Shares (“Class D Shares”, and formerly known as the “Class W Shares”) and Class I Common Shares (“Class I Shares”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Of the Shares, $3,750,000,000 in Shares (the “Primary Offering Shares”) are issuable in the Company’s primary offering pursuant to subscription agreements (the “Subscription Agreements”) and $1,250,000,000 in Shares (the “Plan Shares”) are issuable pursuant to the Company’s Fourth Amended and Restated Distribution Reinvestment Plan (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(i)The Registration Statement, including the amendment thereto filed or to be filed on or about the date hereof, and the related form of prospectus included therein (including, without limitation, the form of Subscription Agreement attached thereto as Appendix A and the Plan attached thereto as Appendix B) and transmitted or to be transmitted to the Commission under the Securities Act;

(ii)The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “Department”);

(iii)The Fifth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

(iv)A certificate of the Department as to the good standing of the Company, dated as of a recent date;

(v)Resolutions adopted by the Board of Directors of the Company on or about April 8, 2021, relating to, among other things, the offering and sale of the Shares (the “Resolutions”);

(vi)A Certificate of Officer of the Company, dated as of a recent date (the “Officer’s Certificate”), certifying that, as a factual matter, the Charter, the Bylaws and the Resolutions are true, correct and complete, and have not been rescinded or modified except as noted therein, and as to the manner of adoption of the Resolutions; and

(vii)Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

(a)Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
(b)Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
(c)Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
(d)All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
(e)The Officer’s Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof.

(f)The Shares have not been and will not be issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VII the Charter.
(g)Upon the issuance of any of the Shares, the total number of Class T Shares issued and outstanding will not exceed the total number of Class T Shares that the Company is then authorized to issue under the Charter, the total number of Class D Shares issued and outstanding will not exceed the total number of Class D Shares that the Company is then authorized to issue under the Charter and the total number of Class I Shares issued and outstanding will not exceed the total number of Class I Shares that the Company is then authorized to issue under the Charter.
(h)Prior to the issuance of the Shares subsequent to the date hereof, the Board of Directors, or a duly authorized committee thereof, will adopt resolutions which determine the consideration to be received by the Company for the issuance and sale of the Shares (the “Final Determination”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the Department.
2.The offering and sale by the Company of the Primary Offering Shares has been duly authorized and, when and if issued and delivered after the date hereof against payment therefor in accordance with the Resolutions, the Subscription Agreements, the Final Determination and the Registration Statement, the Primary Offering Shares will be validly issued, fully paid and nonassessable.
3.The offering and sale by the Company of the Plan Shares has been duly authorized and, when and if issued and delivered after the date hereof against payment therefor in accordance with the Resolutions, the Plan, the Final Determination and the Registration Statement, the Plan Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state tax or securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Ballard Spahr LLP